Exhibit 1.1

WACHOVIA CAPITAL TRUST IX

6.375% Trust Preferred Securities

(liquidation amount $25 per security)

fully and unconditionally guaranteed by

WACHOVIA CORPORATION

Underwriting Agreement

May 1, 2007

Wachovia Capital Markets, LLC

As representative (the “Representative”) of the several

underwriters named in Schedule I

Two Wachovia Center

301 South Tryon Street

Charlotte, North Carolina 28288

Ladies and Gentlemen:

Wachovia Capital Trust IX, a statutory trust created under the laws of the State of Delaware (the “Trust”), and Wachovia Corporation, a North Carolina corporation (the “Guarantor”), as depositor of the Trust and as Guarantor under the Guarantee referred to herein, propose, subject to the terms and conditions stated herein, to sell to the underwriters named in Schedule I (the “Underwriters”) the Trust’s 6.375% Trust Preferred Securities, liquidation amount $25 per security, referred to in Schedule II (the “Trust Preferred Securities”). The Trust Preferred Securities consist of (i) an aggregate of 30,000,000 Trust Preferred Securities (the “Firm Securities”) and (ii) at the election of the Underwriters, up to an aggregate of 4,500,000 additional Trust Preferred Securities as provided in Section 2 (the “Optional Securities”). The proceeds of the sale of the Firm Securities and of the common securities of the Trust (the “Trust Common Securities”) to be sold by the Trust to the Guarantor are to be invested in $750,010,000 principal amount of the Guarantor’s 6.375% Extendible Long Term Subordinated Notes (the “LoTSSM”), to be issued pursuant to an indenture, dated as of February 1, 2006 (the “Base Indenture”), and a third supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), to be entered into at or before the Closing Date (as defined in Section 3), each between the Guarantor and U.S. Bank National Association, as trustee (the “Indenture Trustee”). If the Underwriters elect to purchase any Optional Securities, the proceeds thereof shall are to be invested in additional LoTSSM having an aggregate principal amount equal to the aggregate liquidation amount of such Optional Securities.

Capitalized terms used herein and not otherwise defined but that are defined in the Pricing Prospectus (as defined in Section 1(A)(a)), have the meanings specified in the Pricing Prospectus.

1. Representations and Warranties. (A) Each of the Guarantor and the Trust jointly and severally represents and warrants to, and agrees with, each Underwriter as follows (except that the representation, warranty and agreement in paragraph (d) of this Section 1(A) is given only by the Guarantor and not by the Trust):

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File Nos. 333-140491 and 333-140491-07) in respect of the Trust Preferred Securities and related securities (including the LoTSSM and the Guarantee (collectively, the “Related Securities”)) has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; pursuant to the Act, such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Guarantor or the Trust (the prospectus filed as part of such registration statement, in the form in which it was included in such registration statement on the effective date of such registration statement, is hereinafter called the “Effective Date Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Trust Preferred Securities filed with the Commission pursuant to Rule 424(b) under the Act after the Effective Date Prospectus is hereinafter called a “Post-Effective Date Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1, and including any prospectus supplement relating to the Trust Preferred Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Effective Date Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(A)(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Trust Preferred Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(A)(a) is hereinafter called the “Prospectus”; any reference herein to the Effective Date Prospectus, the Pricing Prospectus, any Post-Effective Date Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Effective Date Prospectus, any Post-Effective Date Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Trust Preferred Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Effective Date Prospectus, such Post-Effective Date Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Trust Preferred Securities is hereinafter called an “Issuer Free Writing Prospectus”).

(b) No order preventing or suspending the use of any Post-Effective Date Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each of the Effective Date Prospectus and each Post-Effective Date Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Guarantor by an Underwriter through the Representative expressly for use therein.

(c) For the purposes of this Agreement, the “Applicable Time” is 2:11p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(A)(a), taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Guarantor by an Underwriter through the Representative expressly for use therein.

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; for so long as the delivery of a prospectus is required in connection with the offering and sale of the Trust Preferred Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act), any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Guarantor by an Underwriter through the Representative expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II.

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Guarantor by an Underwriter through the Representative expressly for use therein.

(f) The Trust has been duly created and is validly existing as a statutory trust in good standing under the laws of the State of Delaware and at the Closing Date will have the power and authority (trust and other) to own its property and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus and to execute and deliver and perform its obligations under the Trust Transaction Agreements (as defined in paragraph (A)(g) of this Section 1).

(g) The Trust has conducted and will conduct no business other than the transactions contemplated by this Agreement and the Amended and Restated Trust Agreement in substantially the form previously provided to you and to be entered into at or before the Closing Date among the Guarantor, as depositor, U.S. Bank National Association, as Property Trustee, U.S. Bank Trust National Association, as Delaware Trustee, and the individuals named therein, as Administrative Trustees (collectively, the “Trustees,” and such Amended and Restated Trust Agreement, the “Trust Agreement”) and described in the Pricing Prospectus and the Prospectus; the Trust is not, and at the Closing Date will not be, a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and the Certificate Depository Agreement (as defined in the Trust Agreement and, together with this Agreement, the “Trust Transaction Agreements”); and the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Other Trust Transaction Agreements and described in the Pricing Prospectus and the Prospectus; and the Trust is not a party to or subject to any action, suit or proceeding of any nature and, to the best of the Guarantor’s and the Trust’s knowledge, no such action, suit or proceeding is threatened against the Trust or its property.

(h) At the Closing Date, the Firm Securities, and at the Option Closing Date, the Optional Securities, will have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will have been duly and validly issued and will be fully paid and non-assessable beneficial interests in the Trust entitled to the benefits of the Trust Agreement, and the Firm Securities or the Optional Securities, as the case may be, will conform in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus.

(i) At the Closing Date, the Trust Common Securities will have been duly authorized and will have been duly and validly issued and will be fully paid and non-assessable (subject to the qualifications described in the proviso to Section 6(f)(vi)) beneficial interests in the Trust entitled to the benefits of the Trust Agreement and will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus; the issuance of the Trust Common Securities is not subject to preemptive or other similar rights; at the Closing Date, all of the issued and outstanding Trust Common Securities will be directly owned by the Guarantor, free and clear of all liens, encumbrances, equities or claims; and the Trust Common Securities and the Trust Preferred Securities are the only beneficial interests in the Trust authorized to be issued by the Trust.

(j) The holders of the Trust Preferred Securities will be entitled to the same limitation on personal liability that is extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

(k) At the Closing Date, the Certificate Depository Agreement will have been duly authorized, executed and delivered by the Trust and will constitute a valid and legally binding instrument of the Trust, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Trust Transaction Agreements will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

(l) This Agreement has been duly authorized, executed and delivered by the Trust.

(m) At the Closing Date, the Trust will have all power and authority necessary to execute and deliver this Agreement, the Firm Securities, the Trust Common Securities and the Certificate Depository Agreement and to perform its obligations hereunder and thereunder; at the Option Closing Date, the Trust will have all power and authority necessary to execute and deliver the Optional Securities and to perform its obligations thereunder; the issuance by the Trust of the Trust Preferred Securities and the Trust Common Securities, the purchase by the Trust of the LoTSSM, and the execution and delivery by the Trust of the Trust Transaction Agreements and the performance by it of its obligations thereunder will not result in any violation of or conflict with any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over the Guarantor, the Trust or any of their properties; and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the issue and sale of the Trust Preferred Securities and the Trust Common Securities by the Trust, the purchase by the Trust of the LoTSSM, or the execution, delivery or performance by the Trust of Certificate Depository Agreement or the consummation by the Trust of the transactions contemplated thereby, except such as have been made or obtained or will be made or obtained prior to the Closing Date and except such as may be required under applicable state securities or “blue sky” laws.

(n) The Trust is not and, after giving effect to the offering and sale of the Trust Preferred Securities will not be, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(B) The Guarantor represents and warrants to, and agrees with, each Underwriter that:

(a) The Guarantor has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has all power and authority (corporate and other) necessary to own or hold its material properties and to conduct its business substantially in the manner in which it presently conducts such business.

(b) The Trust Agreement has been duly authorized by the Guarantor, as depositor, and, at the Closing Date, will have been duly executed and delivered by the Guarantor and will constitute a valid and legally binding instrument of the Guarantor, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and the Trust Agreement will conform in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus.

(c) Each of the Administrative Trustees is an employee of or affiliated with the Guarantor and, at the Closing Date, the Trust Agreement will have been duly executed and delivered by each Administrative Trustee and will constitute a valid and legally binding instrument of each Administrative Trustee, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(d) The LoTSSM have been duly authorized, and, when issued, delivered and paid for at the Closing Date or the Option Closing Date, as the case may be, as contemplated by the Pricing Prospectus, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Guarantor entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and, at the Closing Date, the Indenture will be duly qualified under the Trust Indenture Act and will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the LoTSSM and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

(e) Each of the Trust Agreement and the Guarantee (collectively, the “Other Guarantor Transaction Agreements” and, together with this Agreement, the Indenture and the LoTSSM, the “Guarantor Transaction Agreements”) has been duly authorized by the Guarantor and, when executed and delivered at the Closing Date, will constitute a valid and legally binding instrument of the Guarantor, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(f) This Agreement has been duly authorized, executed and delivered by the Guarantor.

(g) The Guarantor has all corporate power and authority necessary to execute and deliver and to perform its obligations under the Guarantor Transaction Agreements. Compliance with the provisions thereof by the Guarantor will not constitute a breach of or default under the corporate charter or by-laws of the Guarantor, or, to the best of the Guarantor’s knowledge, any material agreement, indenture or other instrument relating to indebtedness for money borrowed to which the Guarantor is a party, or, to the best of the Guarantor’s knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over the Guarantor or any property of the Guarantor, in each case, which breach or default would be reasonably likely to have a material adverse effect on the Guarantor and its subsidiaries taken as a whole; and, no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the execution, delivery and performance by the Guarantor of the Guarantor Transaction Agreements, except such as have been made or obtained or will be made or obtained at or before the Closing Date and except such as may be required under applicable state securities or “blue sky” laws.

(h) (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Guarantor or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Trust Preferred Securities in reliance on the exemption of Rule 163 under the Act, the Guarantor satisfied the conditions of being a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Trust Preferred Securities, the Guarantor was not an “ineligible issuer” as defined in Rule 405 under the Act.

(i) The Guarantor maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Guarantor’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Guarantor’s internal control over financial reporting is effective and the Guarantor is not aware of any material weaknesses in its internal control over financial reporting.

(j) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting.

(k) The Guarantor maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Guarantor and its subsidiaries is made known to the Guarantor’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, (a) the Guarantor and the Trust agree that the Trust will sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, at the purchase price set forth in Schedule II, the number of Firm Securities set forth opposite such Underwriter’s name in Schedule I and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares, as provided below, the Guarantor and the Trust agree that the Trust will sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, at the purchase price set forth in Schedule II, such Underwriter’s pro rata share (based on the respective maximum number of Optional Shares set forth next to the Underwriters’ names in Schedule I) of that portion of the total number of Optional Shares as to which such election shall have been exercised on behalf of all the Underwriters.

As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds from the sale of the Trust Preferred Securities will be used by the Trust to purchase the LoTSSM, the Guarantor on the Closing Date and the Option Closing Date will pay by wire transfer of immediately available funds to Wachovia Capital Markets, LLC, for the accounts of the several Underwriters, the amount per Trust Preferred Security set forth in Schedule II in respect of the Trust Preferred Securities to be delivered by the Trust hereunder on the Closing Date or the Option Closing Date, as the case may be.

3. Delivery and Payment. Delivery of and payment for the Firm Securities shall be made at the office, on the date and at the time specified in Schedule II, which date and time may be postponed by agreement between Wachovia Capital Markets, LLC, on behalf of the Underwriters, the Trust and the Guarantor (such date and time of delivery of and payment for the Firm Securities being herein called the “Closing Date”). Delivery of and payment for the Optional Securities, if any, shall be made in the manner and at the time and date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Securities, or at such other time and date as the Representative and the Guarantor may agree upon in writing (such date and time of delivery of and payment for the Optional Securities being herein called the “Option Closing Date”). The Trust Preferred Securities to be purchased by each Underwriter hereunder will be represented by one or more global certificates representing Trust Preferred Securities that will be deposited by or on behalf of the Trust with The Depository Trust Company (“DTC”) or its designated custodian. Delivery of the Trust Preferred Securities shall be made by causing DTC to credit the Trust Preferred Securities to the account of Wachovia Capital Markets, LLC at DTC, for the respective accounts of the several Underwriters at DTC, against payment by the several Underwriters through Wachovia Capital Markets, LLC of the purchase price thereof to or upon the order of the Trust in the manner and type of funds specified in Schedule II.

The Trust and the Guarantor agree to have the certificates representing the Firm Securities and the Optional Securities available for checking in New York, New York at the Closing Location specified in Schedule II, on the business day prior to the Closing Date or the Option Closing Date, as the case may be.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Trust Preferred Securities for sale as set forth in the Pricing Disclosure Package and the Prospectus.

The Trust hereby grants to each of the Underwriters the right, which shall be deemed to be part of this Agreement for all purposes, to purchase at their election up to the number of Optional Securities set forth opposite the name of such Underwriter in Schedule I on the terms referred to in Section 3. Any such election to purchase Optional Securities may be exercised by written notice from the Representative to the Trust given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased by all Underwriters and the date on which such Optional Securities are to be delivered, as determined by the Representative, but in no event earlier than the Closing Date or, unless the Representative and the Guarantor otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

5. Agreements. (A) General. The Trust and the Guarantor jointly and severally agree with the several Underwriters as follows (except that the agreements in paragraphs (e) and (g) of this Section 5(A) are made only by the Guarantor and not by the Trust):

(a) To prepare the Prospectus in a mutually agreed form and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; for so long as the delivery of a prospectus is required in connection with the offering and sale of Trust Preferred Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act), to make no further amendment or any supplement to the Registration Statement or the Prospectus unless they have furnished to you a copy for your review prior to filing or transmission for filing of the same with or to the Commission; for so long as the delivery of a prospectus is required in connection with the offering and sale of Trust Preferred Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act), to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Trust or the Guarantor with the Commission pursuant to Rule 433(d) under the Act; for so long as the delivery of a prospectus is required in connection with the offering and sale of Trust Preferred Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act), to file promptly all reports and any definitive proxy or information statements required to be filed by the Trust or Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus; for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering and sale of the Trust Preferred Securities, to advise you, promptly after either the Trust or the Guarantor receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Effective Date Prospectus or any Post-Effective Date Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Trust Preferred Securities or any of the Related Securities (as defined in Section 1(A)(a)) for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, for so long as the delivery of a prospectus is required in connection with the offering and sale of Trust Preferred

Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act), in the event of the issuance of any stop order or of any order preventing or suspending the use of the Effective Date Prospectus or Post-Effective Date Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use their reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at the Guarantor’s expense, as may be necessary to permit offers and sales of the Trust Preferred Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a mutually agreed form and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus except as mutually agreed.

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the delivery of a prospectus is required in connection with the offering and sale of Trust Preferred Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) and any of the Trust Preferred Securities remain unsold by the Underwriters, the Trust and the Guarantor will file, if they have not already done so and are eligible to do so, a new automatic shelf registration statement relating to the Trust Preferred Securities, in a form reasonably satisfactory to you. If at the Renewal Deadline the Guarantor is no longer eligible to file an automatic shelf registration statement, the Trust and the Guarantor will, if they have not already done so, file a new shelf registration statement relating to such unsold Trust Preferred Securities, in a form reasonably satisfactory to you and will use their commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Trust and the Guarantor will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Trust Preferred Securities to continue as contemplated in the expired registration statement relating to the Trust Preferred Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(d) If, at any time when a prospectus relating to the Trust Preferred Securities or the Related Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the rules and regulations of the Commission thereunder, after receiving notice or becoming aware of the foregoing, the Guarantor and the Trust promptly will prepare and file or transmit for filing with the Commission, subject to paragraph (a) of this Section 5(A), an amendment or supplement that will correct such statement or omission or effect such compliance.

(e) The Guarantor will make generally available to its security holders and to the Representative as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Guarantor during which the filing, or transmission for filing, of the Prospectus pursuant to Rule 424 under the Act occurs (except not later than 90 days after the end of such period if such quarter is the last fiscal quarter), an earnings statement (which need not be audited) of the Guarantor and its subsidiaries, covering such 12-month period, which will satisfy the provisions of Section 11(a) of the Act and the rules and regulations thereunder.

(f) Each of the Guarantor and the Trust will use its reasonable best efforts to furnish in New York City to each of the Underwriters prior to 10:00 a.m., New York City time, on the New York business day next succeeding the date of this Agreement and from time to time, as many copies of the Prospectus and all amendments of and supplements to the Prospectus as may be reasonably requested, provided that such request, including the delivery location for such copies of the Prospectus is provided by such Underwriters in a timely manner. If the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering and sale of the Trust Preferred Securities or Related Securities and if at the time of such offering or sale any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and promptly file such document and, if required, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Trust Preferred Securities or Related Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

(g) The Guarantor will pay all expenses incident to the performance of each of its and the Trust’s obligations under this Agreement, and will pay the expenses of printing and filing all documents relating to the offering and mailing and delivering such to Underwriters and dealers, any filing fee incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Trust Preferred Securities or Related Securities, all expenses in connection with the qualification of the Trust Preferred Securities or Related Securities for offering and sale under state securities laws (including the fees and disbursements of counsel to the Underwriters in connection with such qualification and the preparation of the Blue Sky and legal investment surveys), any taxes payable in connection with the sale and delivery of the Trust Preferred Securities by the Trust to the Underwriters, and any fees charged for rating the Trust Preferred Securities or Related Securities.

(h) Each of the Guarantor and the Trust will use its reasonable best efforts to arrange for the qualification of the Trust Preferred Securities and the Related Securities for sale under the laws of such jurisdictions as the Representative may designate, to maintain such qualifications in effect so long as required for the distribution of the Trust Preferred Securities or Related Securities and to arrange for the determination of the legality of the Trust Preferred Securities or Related Securities for purchase by institutional investors; provided that the Guarantor shall not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(i) During the period beginning from the date of this Agreement and continuing to and including the later of the Closing Date and completion of the distribution (but in any event not later than May 31, 2007), not to offer, sell, contract to sell or otherwise dispose of any Trust Preferred Securities (except for (x) the Trust Preferred Securities proposed to be sold to the Underwriters pursuant hereto, and (y) any securities to be offered in an exchange offer or similar transaction in respect of securities outstanding on the date hereof, in each case including any guarantee of such securities), any other beneficial interests in the assets of the Trust (other than the Trust Common Securities), any similar security issued by another trust or other limited purpose vehicle, or any debt securities or preferred stock of the Guarantor, as the case may be, that are substantially similar to the Trust Preferred Securities or any of the Related Securities (including any guarantee of such securities ) or any securities that are convertible into or exchangeable for or that represent the right to receive preferred securities or any such substantially similar securities of either the Trust, a similar trust or the Guarantor without the prior written consent of the Representative.

(j) The Guarantor will issue the Guarantee concurrently with the issue and sale of the Trust Preferred Securities as contemplated herein.

(k) To pay the required Commission filing fees relating to the Trust Preferred Securities and Related Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

(B) Free Writing Prospectuses.

(a) (i) Each of the Guarantor and the Trust represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(A)(a), without the prior consent of the Representative, it has not made and will not make any offer relating to the Trust Preferred Securities or the Related Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) Each Underwriter represents and agrees that, without the prior consent of the Guarantor and the Representative, other than one or more term sheets relating to the Trust Preferred Securities and the Related Securities containing customary information and conveyed to purchasers of Trust Preferred Securities, it has not made and will not make any offer relating to the Trust Preferred Securities that would constitute a free writing prospectus that is required to be filed with the Commission under Rule 433 under the Act; and

(iii) Any such free writing prospectus the use of which has been consented to by the Guarantor and the Representative (including the final term sheet prepared and filed pursuant to Section 5(A)(a)) is listed on Schedule II.

(b) Each of the Guarantor and the Trust has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c) The Guarantor agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Guarantor will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Guarantor by an Underwriter through the Representative, expressly for use therein.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Securities and the Optional Securities shall be subject to the accuracy of the representations and warranties on the part of each of the Guarantor and the Trust contained herein as of the date hereof and the Closing Date or the Option Closing Date, as the case may be, to the accuracy of the statements of the Guarantor and the Trust made in any certificates pursuant to the provisions hereof, to the performance by each of the Guarantor and the Trust of its obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(A)(a) hereof; the final term sheet contemplated by Section 5(A)(a) hereof, and any other material required to be filed by the Guarantor or the Trust pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with.

(b) The Guarantor shall have furnished to the Representative a certificate, dated the Closing Date or the Option Closing Date, as the case may be, of the Guarantor, signed by the principal financial or accounting officer of the Guarantor, to the effect that, to the best of his knowledge after reasonable investigation:

(i) The representations and warranties of the Guarantor in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date or the Option Closing Date, as the case may be, and the Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be, in all material respects;

(ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus has been issued and no proceedings for that purpose have been instituted and are pending or have been threatened as of such date;

(iii) Since the date of the most recent financial statements included or incorporated by reference in the Pricing Prospectus, there has been no material adverse change in the financial position, results of operations, cash flows or prospects relating thereto of the Guarantor and its subsidiaries consolidated, except as set forth in or contemplated by the Prospectus; and

(iv) On or after the Applicable Time, (A) no downgrading has occurred in the rating accorded the Guarantor’s unsecured debt securities or preferred stock as described in Section 6(l)(i), and (B) no announcement has been made with respect to any rating accorded the Guarantor’s unsecured debt securities or preferred stock or the Trust Preferred Securities as described in Section 6(l)(ii).

(c) The Trust shall have furnished to the Representative a certificate, dated the Closing Date or the Option Closing Date, as the case may be, of the Trust, signed by an Administrative Trustee of the Trust, to the effect that, to the best of such Trustee’s knowledge after reasonable investigation:

(i) The representations and warranties of the Trust in this Agreement are true and correct in all material respects on and as of the Closing Date or the Option Closing Date, as the case may be, with the same effect as if made on the Closing Date or the Option Closing Date, as the case may be, and the Trust has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be, in all material respects; and

(ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus has been issued and no proceedings for that purpose have been instituted and are pending or have been threatened as of such date.

(d) The Guarantor shall have furnished to the Underwriters the opinion, dated the Closing Date or the Option Closing Date, as the case may be, of Ross E. Jeffries, Jr., Esq., Senior Vice President and Deputy General Counsel of the Guarantor, to the effect that:

(i) The Guarantor has been duly incorporated and is validly existing as a corporation under the laws of the State of North Carolina, with corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus;

(ii) The LoTSSM have been duly authorized, executed, issued and delivered and, assuming authentication by the Indenture Trustee in the manner contemplated in its certificate, constitute valid and legally binding obligations of the Guarantor entitled to the benefits provided by the Indenture; and the LoTSSM and the Indenture conform in all material respects to the descriptions thereof in the Prospectus;

(iii) The Indenture has been duly authorized, executed and delivered by the Guarantor, has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iv) The Guarantee has been duly authorized, executed and delivered by the Guarantor, has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Guarantee conforms in all material respects to the designation thereof in the Prospectus;

(v) The Trust Agreement has been duly authorized, executed and delivered by the Guarantor, has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Trust Agreement conforms in all material respects to the designation thereof in the Prospectus;

(vi) The Guarantor has (or, with respect to the Indenture, had) all corporate power and authority necessary to execute and deliver the Guarantor Transaction Agreements, and has all such power and authority to perform its obligations thereunder; this Agreement has been duly authorized, executed and delivered by the Guarantor; the execution, delivery and performance of this Agreement, the Indenture, the LoTSSM, or the Other Guarantor Transaction Agreements by the Guarantor and

compliance with the provisions hereof and thereof by the Guarantor will not (or, with respect to the execution and delivery of the Indenture and the Other Guarantor Transaction Agreements, did not) constitute a breach of, or default under, the corporate charter or by-laws of the Guarantor, or any material agreement, indenture or other instrument relating to indebtedness for money borrowed known to such counsel to which the Guarantor is a party, or, to the best of such counsel’s knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over the Guarantor or any property of the Guarantor, which breach or default would be reasonably likely to have a material adverse effect on the Guarantor and its subsidiaries taken as a whole; and, to the best of such counsel’s knowledge, no consent, authorization or order of, or filing or registration with, any court or governmental agency is (or, with respect to the execution and delivery of the Indenture, was) required for the execution, delivery and performance of this Agreement, the Indenture, the LoTSSM, or the Other Guarantor Transaction Agreements by the Guarantor, except such as may be required under applicable state securities or “blue sky” laws or as have been duly made or obtained;

(vii) The Securities have been duly authorized by the Guarantor as Depositor on behalf of the Trust, and the Trust Preferred Securities conform in all material respects to the description thereof in the Prospectus; and

(viii) The Registration Statement, the Prospectus and any further amendments and supplements thereto, as applicable, made by the Guarantor prior to the Closing Date or the Option Closing Date, as the case may be (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus, except for those referred to in the opinion in paragraphs (ii) and (iv) of this Section 6(d), he has no reason to believe (i) that any part of the Registration Statement or any further amendment thereto made by the Guarantor or the Trust prior to the Closing Date or the Option Closing Date, as the case may be (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; or (iii) that, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, the Prospectus or any further amendment or supplement thereto made by the Guarantor or the Trust prior to the Closing Date (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement, the Effective Date Prospectus or the Prospectus that are not filed or incorporated by reference or described as required.

Such counsel may rely (i) as to those matters that relate to the Indenture Trustee, the Guarantee Trustee, or the Property Trustee, upon the certificate or certificates of such entity, (ii) as to matters governed by New York law, upon the opinion of Simpson Thacher & Bartlett LLP, delivered pursuant to Section 6(e), and (iii) as to matters governed by Delaware law, upon the opinion of Richards, Layton & Finger, P.A., delivered pursuant to Section 6(f).

(e) Simpson Thacher & Bartlett LLP, special counsel to the Guarantor, shall have furnished to the Underwriters an opinion, dated the Closing Date or the Option Closing Date, as the case may be, to the effect that:

(i) The Indenture has been duly authorized, executed and delivered by the Guarantor and duly qualified under the Trust Indenture Act, and, assuming that the Indenture is the valid and legally binding obligation of the Indenture Trustee, the Indenture constitutes a valid and legally binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (1) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (2) general equitable principles (whether considered in a proceeding in equity or at law) and (3) an implied covenant of good faith and fair dealing.

(ii) The LoTSSM have been duly authorized, executed and issued by the Guarantor and, assuming due authentication thereof by the Indenture Trustee and upon payment and delivery in accordance with the

Underwriting Agreement, will constitute valid and legally binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms and entitled to the benefits of the Indenture, subject to (1) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (2) general equitable principles (whether considered in a proceeding in equity or at law) and (3) an implied covenant of good faith and fair dealing.

(iii) The Guarantee has been duly authorized, executed and issued by the Guarantor and duly qualified under the Trust Indenture Act and, assuming due authentication, issuance and delivery of the Trust Preferred Securities underlying such Guarantee thereof by the Property Trustee and upon payment for and delivery of the Trust Preferred Securities in accordance with the Underwriting Agreement, will constitute a valid and legally binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms and entitled to the benefits of the Indenture, subject to (1) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (2) general equitable principles (whether considered in a proceeding in equity or at law) and (3) an implied covenant of good faith and fair dealing.

(iv) The statements made in the Prospectus under the captions “Description of the Trust Preferred Securities,” “Description of the LoTSSM,” “Description of the Guarantee,” “Relationship among Trust Preferred Securities, LoTSSM and Guarantee” and “Replacement Capital Covenant,” insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

(v) The statements made in the Prospectus under the heading “Certain United States Federal Income Tax Consequences,” insofar as they purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

(vi) The Underwriting Agreement has been duly authorized, executed and delivered by the Guarantor.

(vii) No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body is required for the issue and sale of the Trust Preferred Securities by the Trust pursuant to the Underwriting Agreement or the issuance of the

Guarantee and the LoTSSM by the Guarantor or the compliance by the Guarantor with all of the provisions of the Underwriting Agreement and the Guarantee except for the registration under the Securities Act of the Trust Preferred Securities, LoTSSM and the Guarantee and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Trust Preferred Securities by the Underwriters.

(viii) The Trust is not an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

Such counsel may rely (i) as to those matters that relate to the Indenture Trustee, the Guarantee Trustee or the Property Trustee, upon the certificate or certificates of such entities, and (ii) as to matters governed by North Carolina law, upon the opinion of Ross E. Jeffries, Jr., Esq., delivered pursuant to Section 6(d).

(f) Richards, Layton & Finger, P.A., special Delaware counsel to the Guarantor and the Trust, shall have furnished to the Underwriters an opinion, dated the Closing Date or the Option Closing Date, as the case may be, to the effect that:

(i) The Trust has been duly created and is validly existing and in good standing under the laws of the State of Delaware and all filings required under the Delaware Statutory Trust Act with respect to the creation and valid existence of the Trust as a statutory trust have been made;

(ii) Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority to own its property and conduct its business, all as described in the Prospectus;

(iii) The Trust Agreement constitutes a valid and binding obligation of the Guarantor and the Trustees (as defined in the Trust Agreement), enforceable against the Guarantor and the Trustees in accordance with its terms, subject, as to enforcement, to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) applicable public policy on the enforceability of provisions relating to indemnification or contribution. The provisions of the Trust Agreement are permitted under the Delaware Statutory Trust Act;

(iv) Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority to (a) execute and deliver this Agreement and to perform its obligations under this Agreement and the Certificate Depository Agreement, and (b) issue and perform its obligations under the LoTSSM and the Trust Common Securities and under the Delaware Statutory Trust Act and the Trust Agreement, and the Property Trustee on behalf of the Trust has the trust power and authority to execute and deliver the Certificate Depository Agreement;

(v) Under the Delaware Statutory Trust Act and the Trust Agreement, the execution and delivery by the Trust of this Agreement and the Certificate Depository Agreement and the performance by the Trust of its obligations hereunder and thereunder have been duly authorized by all necessary trust action on the part of the Trust;

(vi) Under the Delaware Statutory Trust Act, the form of certificates attached to the Trust Agreement to represent the Trust Preferred Securities are in an appropriate form to evidence ownership of the Trust Preferred Securities. The Trust Preferred Securities have been duly authorized by the Trust and, when delivered to and paid for by the Underwriters, in accordance with the Trust Agreement and this Agreement, will be validly issued and fully paid and nonassessable beneficial interests in the Trust and are entitled to the benefits provided by the Trust Agreement (subject to the terms of the Trust Agreement); and the holders of Trust Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, provided that such counsel may note that the holders of Trust Preferred Securities and of Trust Common Securities may be obligated, pursuant to the Trust Agreement, to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Trust Preferred Securities certificates and the issuance of replacement of Trust Preferred Securities certificates, and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined in the Trust Agreement) to exercise its rights and remedies under the Trust Agreement;

(vii) The Trust Common Securities have been duly authorized by the Trust and when issued and delivered by the Trust to the Guarantor against payment therefore as described in the Trust Agreement will be validly issued and fully paid (subject to the qualifications described in the proviso to clause (vi) next above) beneficial interests in the Trust entitled to the benefits of the Trust Agreement;

(viii) Under the Delaware Statutory Trust Act and the Trust Agreement, the issuance of the Trust Preferred Securities and the Trust Common Securities is not subject to preemptive rights;

(ix) The issuance and sale by the Trust of Trust Preferred Securities and the Trust Common Securities, the execution, delivery and performance by the Trust of this Agreement and the Certificate Depository Agreement, the consummation by the Trust of the transactions contemplated hereby and thereby and compliance by the Trust with its obligations hereunder and thereunder do not violate (a) any of the provisions of the Certificate of Trust of the Trust or the Trust Agreement, or (b) any applicable Delaware law or administrative regulation;

(x) No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Trust Preferred Securities and the Trust Common Securities or the execution, delivery and performance by the Trust of this Agreement, or the Certificate Depository Agreement. In rendering the opinion expressed in this paragraph (x), such counsel need express no opinion concerning the securities laws of the State of Delaware; and

(xi) Assuming that the Trust derives no income from or connected with services provided within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware and assuming that the Trust is treated as a grantor trust or as an association not taxable as a corporation for federal income tax purposes, the holders of Trust Preferred Securities (not otherwise subject to income tax by the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

(g) The Representative shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Representative may reasonably require. Sullivan & Cromwell LLP may rely (i) as to matters of North Carolina law upon the opinion of Ross E. Jeffries, Jr., Esq. delivered pursuant to Section 6(d), (ii) as to matters governed by Delaware law, upon the opinion of Richards, Layton & Finger, P.A. delivered pursuant to Section 6(f), and (iii) as to those matters that relate to the Indenture Trustee, the Guarantee Trustee or the Property Trustee, upon the certificate or certificates of such entities.

(h) On the Closing Date or the Option Closing Date, as the case may be, KPMG LLP, as independent accountants of the Guarantor, shall have furnished to the Representative a letter, dated on such date and in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference into the Prospectus, and confirming that they are independent accountants within the meaning of the Act and the Exchange Act, and the respective applicable published rules and regulations of the Commission thereunder.

(i) Subsequent to the Applicable Time, there shall not have occurred any change, or any development involving a prospective change, in or affecting the financial position, long-term debt, stockholders’ equity or results of operations of the Guarantor and its consolidated subsidiaries that the Representative conclude after consultation with the Guarantor is so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Trust Preferred Securities as contemplated by the Prospectus.

(j) The Guarantor shall have complied with the provisions of the first sentence of Section 5(A)(f) hereof with respect to the furnishing of prospectuses on the New York business day next succeeding the date of this Agreement.

(k) The Guarantor shall have furnished to the Representative such further information, certificates and documents as they may reasonably request prior to the Closing Date or the Option Closing Date, as the case may be.

(l) On or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded the Guarantor’s unsecured debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Guarantor’s unsecured debt securities or preferred stock or the Trust Preferred Securities; and (iii) the Trust Preferred Securities shall have been accorded a rating of not less than “A-” by Standard & Poor’s Ratings Group and not less than “A2” by Moody’s Investors Service, Inc.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date or the Option Closing Date, as the case may be, by the Representative. Notice of such cancellation shall be given to the Guarantor and the Trust in writing or by telephone or telegraph confirmed in writing.

7. Indemnification and Contribution. (a) Each of the Guarantor and the Trust agrees, jointly and severally, to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Effective Date Prospectus, any Post-Effective Date Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or in any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Guarantor nor the Trust will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Effective Date Prospectus, any Post-Effective Date Preliminary Prospectus, the Pricing Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Guarantor or the Trust by or on behalf of any Underwriter through the Representative specifically for use therein.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Guarantor and the Trust, each of the Guarantor’s directors, each of the Guarantor’s officers who signed the Registration Statement and each person who controls the Guarantor or the Trust within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Guarantor and the Trust to each Underwriter, but only with reference to written information furnished to the Guarantor and the Trust by or on behalf of such Underwriter through the Representative specifically for use in the Registration Statement, the Effective Date Prospectus, any Post-Effective Date Preliminary Prospectus, the Pricing Prospectus, or any amendment thereto or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under Section 7(a) or (b) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under Section 7(a) or (b). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under Section 7(a) or (b) for any legal or other expenses subsequently incurred by such indemnified party (other than reasonable costs of investigation) in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate national counsel, approved by the Representative, representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Guarantor on the one hand and the Underwriters of the Trust Preferred Securities on the other from the offering of the Trust Preferred Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Guarantor and the Trust on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Guarantor on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Trust bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Guarantor or the Trust on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Trust, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to the Securities and not joint.

8. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative by notice given to the Guarantor and the Trust prior to delivery of and payment for the Firm Securities or the Optional Securities, if prior to such time (i) trading in securities generally or in the Guarantor’s securities on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities shall have been declared by either Federal or New York State authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, or (iii) there shall have occurred any outbreak or escalation of hostilities or other calamity or crisis or a change in financial, political or economic conditions in the United States or elsewhere, the effect of which on the financial markets of the United States or elsewhere is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or the delivery of the Trust Preferred Securities as contemplated by the Prospectus.

9. Underwriter Default. (a) If any Underwriter shall default in its obligation to purchase the Trust Preferred Securities which it has agreed to purchase hereunder on the Closing Date or the Option Closing Date, you may in your discretion arrange for you or another party or other parties to purchase such Trust Preferred Securities on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Trust Preferred Securities, then the Guarantor shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Trust Preferred Securities on such terms. In the event that, within the respective prescribed periods, you notify the Guarantor that you have so arranged for the purchase of such Trust Preferred Securities, or the Guarantor notifies you that it has so arranged for the purchase of such Trust Preferred Securities, you or the Guarantor shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Guarantor agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus that may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Trust Preferred Securities.

(b) If, after giving effect to any arrangements for the purchase of the Trust Preferred Securities of a defaulting Underwriter or Underwriters by you and the Guarantor as provided in subsection (a) above, the aggregate principal amount of such Trust Preferred Securities which remains unpurchased does not exceed one eleventh of the aggregate principal amount of all the Trust Preferred Securities, then the Guarantor shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Trust Preferred Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Trust Preferred Securities which such Underwriter agreed to purchase hereunder) of the Trust Preferred Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Trust Preferred Securities of a defaulting Underwriter or Underwriters by you and the Guarantor as provided in subsection (a) above, the aggregate principal amount of Trust Preferred Securities which remains unpurchased exceeds one eleventh of the aggregate principal amount of all the Trust Preferred Securities, or if the Guarantor shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Trust Preferred Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Guarantor, except for the indemnity and contribution agreements in Section 7; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. Expenses on Termination. If for any reason the Trust Preferred Securities are not delivered by or on behalf of the Guarantor as provided herein other than because of a termination of this Agreement pursuant to Section 9, the Guarantor will reimburse the Underwriters through you for all reasonable out-of-pocket expenses approved in writing by you, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Trust Preferred Securities but the Guarantor shall then be under no further liability to any Underwriter except as provided in Section 7.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Guarantor or its officers, of the Trust and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Guarantor or the Trust or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(A)(g) and 7 hereof shall survive the termination or cancellation of this Agreement.

12. Arm’s-Length Terms. The Guarantor acknowledges and agrees that (i) the purchase and sale of the Trust Preferred Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Guarantor, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Guarantor, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Guarantor on other matters) or any other obligation to the Guarantor except the obligations expressly set forth in this Agreement and (iv) the Guarantor has consulted its own legal and financial advisors to the extent it deemed appropriate. The Guarantor agrees that it will not claim that the Underwriters owe a fiduciary duty to the Guarantor, in connection with such transaction or the process leading thereto.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, executors, and administrators, and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

15. Counterparts; Notices. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

All notices hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by registered mail to the address of Wachovia Capital Markets, LLC as set forth in Schedule II hereto; and if to the Guarantor or the Trust shall be sufficient in all respects if delivered or sent by registered mail to its address set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 7(c) hereof shall be delivered or sent by registered mail to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Guarantor by Wachovia Capital Markets, LLC upon request.

16. Action by Underwriters. Any action under this Agreement taken by the Underwriters jointly or by Wachovia Capital Markets, LLC will be binding upon all the Underwriters.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us four counterparts hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Trust, the Guarantor and the several Underwriters.

Very truly yours,

WACHOVIA CAPITAL TRUST IX

By:	WACHOVIA CORPORATION,
as Depositor

By:	/s/ Kim Zweier
Name:	Kim Zweier
Title:	Senior Vice President

WACHOVIA CORPORATION

By:	/s/ Kim Zweier
Name:	Kim Zweier
Title:	Senior Vice President

Accepted as of the date hereof:

WACHOVIA CAPITAL MARKETS, LLC

By:	WACHOVIA CAPITAL MARKETS, LLC

	By:	/s/ Teresa Hee
	Name:	Teresa Hee
	Title:	Managing Director

SCHEDULE I

Underwriters	Number of Firm Securities to be Purchased	Maximum Number of Optional Securities to be Purchased
Wachovia Capital Markets, LLC	4,440,000	666,000
Citigroup Global Markets Inc.	4,440,000	666,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,440,000	666,000
Morgan Stanley & Co. Incorporated	4,440,000	666,000
UBS Securities LLC	4,440,000	666,000
ABN AMRO Incorporated	225,000	33,750
Banc of America Securities LLC	225,000	33,750
Barclays Capital Inc.	225,000	33,750
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	225,000	33,750
Countrywide Securities Corporation	225,000	33,750
Deutsche Bank Securities Inc.	225,000	33,750
Fifth Third Securities, Inc.	225,000	33,750
Greenwich Capital Markets, Inc.	225,000	33,750
ING Financial Markets LLC	225,000	33,750
J.P. Morgan Securities Inc.	225,000	33,750
KeyBanc Capital Markets, a division of McDonald Investments Inc.	225,000	33,750
Lehman Brothers Inc.	225,000	33,750
NatCity Investments, Inc.	225,000	33,750
Popular Securities, Inc.	225,000	33,750
RBC Dain Rauscher Inc.	225,000	33,750
Wells Fargo Securities, LLC	225,000	33,750

Bear, Stearns & Co. Inc.	150,000	22,500
BNP Paribas Securities Corp.	150,000	22,500
Charles Schwab & Co., Inc.	150,000	22,500
Credit Suisse Securities (USA) LLC	150,000	22,500
Fidelity Capital Markets Services, a division of National Financial Services LLC	150,000	22,500
FTN Financial Securities Corp.	150,000	22,500
Goldman, Sachs & Co.	150,000	22,500
H&R Block Financial Advisors, Inc.	150,000	22,500
HSBC Securities (USA) Inc.	150,000	22,500

I-1

J.B. Hanauer & Co.	150,000	22,500
Janney Montgomery Scott LLC	150,000	22,500
Jefferies & Company, Inc.	150,000	22,500
Morgan Keegan & Company, Inc.	150,000	22,500
Oppenheimer & Co. Inc.	150,000	22,500
Pershing LLC	150,000	22,500
Piper Jaffray & Co.	150,000	22,500
Raymond James & Associates, Inc.	150,000	22,500
Robert W. Baird & Co. Incorporated	150,000	22,500
Sandler, O’Neill & Partners, L.P.	150,000	22,500
TD AMERITRADE, Inc.	150,000	22,500

B.C. Ziegler and Company	75,000	11,250
Comerica Securities, Inc.	75,000	11,250
D.A. Davidson & Co.	75,000	11,250
Davenport & Company LLC	75,000	11,250
Howe Barnes Hoefer & Arnett, Inc.	75,000	11,250
J.J.B. Hilliard, W.L. Lyons, Inc.	75,000	11,250
JVB Financial Group LLC	75,000	11,250
Keefe, Bruyette & Woods, Inc.	75,000	11,250
Loop Capital Markets, LLC	75,000	11,250
Mesirow Financial, Inc.	75,000	11,250
Muriel Siebert & Co., Inc.	75,000	11,250
Ryan Beck & Co., Inc.	75,000	11,250
Samuel A. Ramirez & Company, Inc.	75,000	11,250
SunTrust Capital Markets, Inc.	75,000	11,250
The Williams Capital Group, L.P.	75,000	11,250
Toussaint Capital Partners, LLC	75,000	11,250

Total	30,000,000	4,500,000

I-2

SCHEDULE II

Title of Securities:

6.375% Trust Preferred Securities (liquidation amount $25 per security) of Wachovia Capital Trust IX, fully and unconditionally guaranteed by Wachovia Corporation

Number of Firm Securities:

30,000,000

Number of Optional Securities:

4,500,000

Initial Public Offering Price:

$25 per Trust Preferred Security plus accumulated distributions, if any, from the date of original issuance

Purchase Price by Underwriters:

$25 per Trust Preferred Security plus accumulated distributions, if any, from the date of original issuance

Underwriters’ Compensation:

$0.7875 per Trust Preferred Security

Specified Funds for Payment of Purchase Price:

Immediately available funds by wire

Stated Amount of Trust Common Securities:

$10,000

Trust Agreement:

Amended and Restated Trust Agreement, dated as of May 8, 2007, among Wachovia Corporation, as Depositor, U.S. Bank National Association, as Property Trustee, U.S. Bank Trust National Association, as Delaware Trustee, James F. Burr and Ross E. Jeffries, Jr., Esq., as Administrative Trustees, and the registered holders from time to time of the Trust Preferred Securities and the Trust Common Securities

II-1

Initial Assets of the Trust:

(i) $750,010,000 of Wachovia Corporation’s 6.375% Extendible Long Term Subordinated Notes, to be issued pursuant to the Indenture referred to in the Underwriting Agreement to this Schedule II is attached.

Closing Date:

May 8, 2007; 9:30 a.m. (New York City time)

Closing Location:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Address for Notices, etc.:

Wachovia Capital Markets, LLC

301 South College Street

Charlotte, North Carolina 28288-0602

Attn: Debt Capital Markets

Issuer Free Writing Prospectuses Not Included in the Pricing Disclosure Package:

None.

II-2